Exhibit 99.1

For: Cygne Designs, Inc.

Cygne Designs, Inc.

Roy Green, Chief Financial Officer

(212) 997-7767, ext. 242

CYGNE RECEIVES NASDAQ NOTICE LETTER

New York, New York, April 16, 2008-Cygne Designs, Inc. (NASDAQ: CYDS) today announced it has received a Nasdaq Staff Deficiency Letter on April 10, 2008 indicating that the Company failed to comply with Marketplace Rule 4310 (c) (13) requiring payment of certain fees and that Cygne’s securities are, therefore, subject to delisting from Nasdaq. On April 15, 2008, the Company received an additional Nasdaq Staff Determination letter from Nasdaq indicating that the Company failed to comply with Marketplace Rule 4310 (c) (13) requiring payment of certain additional fees and that Cygne’s securities are, therefore, subject to delisting from Nasdaq. The past due fees payable to Nasdaq aggregate $92,500. On April 16, 2008, Cygne paid the past due fees of $92,500 and the Nasdaq Staff rescinded its delisting directive.

Cygne Designs, Inc. is a designer, merchandiser, manufacturer and distributor of branded and private label women’s denim, casual and career apparel and men’s denim apparel with sales to retailers located in the United States.

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those projected. Such risks and uncertainties are discussed more fully in the Company’s Annual Report on Form 10-K for the year ended January 31, 2007 and the Company’s other filings with the Securities and Exchange Commission.